UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 24, 2012

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-52041	16-1634847
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11000 North IH-35, Austin, Texas		78753-3195
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (512) 837-8810

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 24, 2012, Golfsmith International Holdings, Inc. (the “Company”) completed the previously announced merger (the “Merger”) with Major Merger Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of Golf Town USA Holdings Inc. (“Golf Town”), whereby Merger Sub merged with and into the Company with the Company continuing as the surviving corporation (the “Surviving Corporation”) and a wholly-owned subsidiary of Golf Town. The Merger was effected pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 11, 2012, among the Company, Golf Town and Merger Sub. At the effective time of the Merger (the “Effective Time”), the following events took place in connection with the consummation of the Merger:

Item 2.01	Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, at the Effective Time each share of the Company’s common stock, par value US$0.001 per share (the “Company Common Stock”) outstanding immediately prior to the Merger (other than shares that were held by the Company as treasury stock, or by Golf Town or Merger Sub or shares held by any stockholder of the Company who has perfected and not withdrawn a demand for or lost appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) with respect to such shares) was converted into the right to receive US$6.10 in cash (the “Per Share Merger Consideration”). In addition, at the Effective Time, each outstanding option (vested or unvested) to purchase shares of the Company Common Stock granted under the Company’s stock plan was canceled, and each holder thereof is entitled to receive a cash payment equal to the excess, if any, of US$6.10 over the per share exercise price under such option multiplied by the total number of shares subject to such option, less any required withholding taxes. At the Effective Time, each outstanding deferred stock unit issued pursuant to a deferred stock unit award agreement, each performance share award issued pursuant to a performance share award agreement and each outstanding restricted stock unit award issued pursuant to a restricted stock award agreement, in each case under the Company’s stock plan (each, a “Company Award”), was canceled, and each holder thereof is entitled to receive the Per Share Merger Consideration, multiplied by the number of shares subject to such Company Award immediately prior to the Effective Time, less any required withholding taxes. In connection with the Merger, OMERS Administration Corporation has made an equity investment of approximately US$125 million to finance the Merger and to pay certain fees and expenses associated with the Merger.

The Merger Agreement has been referenced herein to provide investors and shareholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Golf Town or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Golf Town or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in the company disclosure letter that the parties have exchanged (the “Company Disclosure Letter”). Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in most cases they are subject to qualifications with respect to the Company reports filed with the SEC, material adverse effect and/or knowledge, and (iii) they may be modified in important part by the Company Disclosure Letter. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Merger Agreement and the transactions contemplated thereby is qualified in its entirety by the Merger Agreement, a copy of which is attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2012, and which is incorporated herein by reference. The disclosure regarding the Merger and the Merger Agreement under Item 5.01 of this Current Report on Form 8-K is incorporated in this Item by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 24, 2012, in connection with the Merger, the Company notified the Nasdaq Stock Market (the “NASDAQ”) that the Merger has been completed and that each share of the Company Common Stock outstanding immediately prior to the Merger (other than shares that were held by the Company as treasury stock, or by Golf Town or Merger Sub or shares with respect to which appraisal rights were properly exercised and not withdrawn) was converted into the right to receive the Per Share Merger Consideration in accordance with the terms of the Merger Agreement. The Company requested that trading of the Company Common Stock on the NASDAQ be suspended prior to the opening of trading on July 25, 2012 and that the NASDAQ file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Company Common Stock.

In addition, the Company intends to file with the SEC a certification and notice of termination with respect to the Company Common Stock on Form 15, requesting that the Company Common Stock be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Company Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item by reference.

Item 3.03	Material Modification to Rights of Security Holders.

As described in Item 2.01, as a result of the Merger, each remaining share of the Company Common Stock (other than shares that were held by the Company as treasury stock, or by Golf Town or Merger Sub or shares held by any stockholder of the Company who has perfected and not withdrawn a demand for or lost appraisal rights pursuant to Section 262 of the DGCL with respect to such shares) was converted into the right to receive the Per Share Merger Consideration. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than the right to receive the Per Share Merger Consideration, or, in the case of shares of the Company Common Stock as to which appraisal rights have been properly exercised and not withdrawn, the rights pursuant to Section 262 of the DGCL) and accordingly no longer have any interest in the Company’s future earnings or growth.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated in this Item by reference.

Item 5.01	Changes in Control of Registrant.

As described in Item 2.01, on July 24, 2012, pursuant to the terms of the Merger Agreement, the acquisition of the Company by Golf Town through the merger of Merger Sub with and into the Company was consummated, resulting in a change of control of the Company.

The information set forth in Item 2.01 and 3.03 of this Current Report on Form 8-K is incorporated into this Item by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, at the Effective Time of the Merger, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Surviving Corporation. In connection therewith, each of Martin Hanaka, Glenda Flanagan, James Grover, Emilio Pedroni, James Long, Roberto Buaron, Thomas Berglund, Robert Allen, Marvin Lesser and Thomas Hardy resigned from the Company’s board of directors. These resignations were not a result of any disagreements between the Company and the current directors on any matter relating to the Company’s operations, policies or practices. Immediately after the Effective Time, Golf Town as sole stockholder of the Company elected, as the directors of the Surviving Corporation, Martin Hanaka (Chief Executive Officer of the Company) and Sue Gove (President and Chief Operating Officer of the Company). In addition, as of immediately after the Effective Time, the board of directors of the Company appointed the following individuals as additional officers of the Company in the following positions: David Spence (currently Chief Financial Officer of Golf Town Canada Inc.), Senior Vice President and Chief Financial Officer; Ashlee Aldridge, Senior Vice President and Chief Information Officer; Lisa Zoellner, Senior Vice President and Chief Marketing Officer; and Joanne Taylor, Senior Vice President, Human Resources.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2012, the Company’s certificate of incorporation was amended and restated to read as set forth in Exhibit 3.1 attached hereto and the Company’s bylaws were amended and restated to read in their entirety as set forth in Exhibit 3.2 attached hereto. The amended and restated certificate of incorporation and by-laws of the Company attached to this Current Report on Form 8-K as Exhibits 3.1 and 3.2 are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 24, 2012, the Company and Golf Town issued a joint press release announcing the completion of the Merger. A copy of the joint press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Notice Regarding Forward-Looking Information

Statements in this document regarding the transaction between the Company, Golf Town and Merger Sub, future financial and operating results, benefits and synergies of the proposed transaction, future opportunities for the combined company, and any other statements about future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our beliefs, assumptions, and expectations of future events, taking into account the information currently available to us. These statements may include, among others, statements regarding our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of future store openings, store remodels and capital expenditures, the likelihood of our success in expanding our business, financing plans, working capital needs and sources of liquidity. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “potential,” “project,” “plan,” and similar statements are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance, or financial condition to differ materially from the expectations of future results, performance, or financial condition we express or imply in any forward-looking statements. Forward-looking statements are not guarantees of performance. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this press release. Other than as required by law, we undertake no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Joint Press Release dated as of July 24, 2012, regarding the completion of the Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

July 24, 2012	By:	/s/ James A. Eliasberg
Name: James A. Eliasberg
Title: Vice President, General Counsel and Secretary

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